Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to Class A ordinary shares, par value US$0.0001 per share, of Concord Medical Services Holdings Limited, and that this agreement may be included as an exhibit to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Each person whose signature appears below does hereby constitute and appoint Jianyu Yang with full power to act singly, his or its true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or it and in his or its name, place and stead, in any and all capacities, to sign any and all amendments to the Schedule 13D referred to above, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or it might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of May 23, 2017.

Jianyu Yang

/s/ Jianyu Yang

Shanghai Hui Fu Science and Technology Development Co., Ltd.

By:	/s/ Jianyu Yang
Name: Jianyu Yang
Title: Director

Bi Zhang

/s/ Bi Zhang

Oakville Holdings Group Limited

By:	/s/ Bi Zhang
Name: Bi Zhang
Title: Director

Cherrylane Investments Limited

By:	/s/ Jianyu Yang
Name: Jianyu Yang
Title: Director

Zheng Cheng

/s/ Zheng Cheng

Shanghai Jian Qian Science and Technology Development Co., Ltd.

By:	/s/ Zheng Cheng
Name: Zheng Cheng
Title: Director

Bluestone Holdings Limited

By:	/s/ Zheng Cheng
Name: Zheng Cheng
Title: Director

Morgancreek Investment Holdings Limited

By:	/s/ Jianyu Yang
Name: Jianyu Yang
Title: Director